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                                                                   Exhibit 10.51


Amendment No. 1 to Infoseek/XSoft Software Distribution and License Agreement.

This Amendment, effective the 16th day of December, 1996 is by and between XSoft, A Unit of Xerox Corporation ("Xerox") and Infoseek Corporation ("Infoseek"), and hereby amends the Agreement ("Agreement") between the two companies.

The parties hereto agree as follows:

1. Scope of Agreement

The purpose of this amendment is to:

Amend the License Grant from Xerox to Infoseek to enable Infoseek to reproduce and Sub-license to SunSites the LICENSED SOFTWARE as defined in paragraph 1.02 and Attachment 1 of the Agreement, as amended, and the Noun Phrase Detector included in Release 2.0 for evaluation purposes (both jointly referred to herein as "LICENSED SOFTWARE/NPD"), as included in Infoseek's Intranet search product, Infoseek Enterprise, and derivatives thereof.

2. Definition

A. "Sub-license" with respect to Intranet means the licensing of LICENSED SOFTWARE to SunSites via an online limited use end-user software license. Such sub-licensing may be accomplished through Infoseek's direct sales organization or through third parties.

B. "Noun Phrase Detector" refers to a compact data module encoding grammatical knowledge that enables the identification of noun phrases in tagged text for a single language. It is used in conjunction with the runtime libraries and API of the Lexicons.

C. "SunSITE"(TM) (Sun Software, Information and Technology Exchange) is a Sun Microsystems sponsored program at leading universities around the world.

3. License Grant

Infoseek is hereby granted a non-exclusive, worldwide license to reproduce and Sub-license to SunSITES, the LICENSED SOFTWARE/NPD as included in Infoseek's Intranet search product, Infoseek Enterprise, and derivatives thereof.

4. Royalty

[ * ]

IN WITNESS WHEREOF, THE PARTIES have caused this Amendment One to be executed by their duly authorized representatives, effective as of the date first written above.


Infoseek Corporation                    Xerox Corporation

By /s/ Andrew E. Newton                 By /s/ Nathan Rubin
-------------------------------------   ------------------------------------
Title  Vice Pres. & Gen. Counsel        Title  Director Business Development
Date   December 18, 1996                Date   December 17, 1996



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.